Exhibit 1

Joint Filing Statement

Statement Pursuant to Rule 13d-1(k)(1)

The undersigned hereby consent and agree to file a joint statement on Schedule 13G under the Securities Exchange Act of 1934, as amended, with respect to the Common Stock, Par Value $0.0001, of Latch, Inc., beneficially owned by them, together with any or all amendments thereto, when and if appropriate. The parties hereto further consent and agree to file this Statement pursuant to Rule 13d-1(k)(1)(iii) as an exhibit to Schedule 13G, thereby incorporating the same into such Schedule 13G.

Dated: February 11, 2022	Spruce House Investment Management LLC

	By:	/s/ Zachary Sternberg
	Name:	Zachary Sternberg
	Title:	Managing Member

Spruce House Capital LLC

	By:	/s/ Zachary Sternberg
	Name:	Zachary Sternberg
	Title:	Managing Member

The Spruce House Partnership LLC

	By:	/s/ Zachary Sternberg
	Name:	Zachary Sternberg
	Title:	Managing Member

The Spruce House Partnership (AI) LP The Spruce House Partnership (QP) LP

	By:	Spruce House Capital LLC
Its general partner

	By:	/s/ Zachary Sternberg
	Name:	Zachary Sternberg
	Title:	Managing Member

/s/ Zachary Sternberg
Zachary Sternberg

/s/ Benjamin Stein
Benjamin Stein